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                                                                      Exhibit 21

                           SUBSIDIARIES OF THE COMPANY

List of Subsidiaries of Company

Name                                            Jurisdiction of Incorporation
----                                            -----------------------------

Artificial Life Deutschland AG                         Germany

Artificial Life USA, Inc.                              Delaware

Artificial Life Mobile Computing, Inc.                 Delaware

Artificial Life Ventures, Inc.                         Delaware

Artificial Life Asia, Inc.                             Hong Kong